Exhibit 1.1

Execution Version

6,000,000 Shares

MONTPELIER RE HOLDINGS LTD.

8.875% Non-Cumulative Preferred Shares, Series A

UNDERWRITING AGREEMENT

May 3, 2011

May 3, 2011

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representative of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Montpelier Re Holdings Ltd., an exempted Bermuda limited liability company (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 8.875% Non-Cumulative Preferred Shares, Series A, par value 1/6 cent per share, $25.00 liquidation preference per share, of the Company (the “Preferred Shares”) set forth in Schedule A hereto.  The aforesaid 6,000,000 Preferred Shares to be purchased by the Underwriters are hereinafter called, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (No. 333-159907) covering the registration of certain securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the Rules and Regulations.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B or 430C of the Rules and Regulations, that in any case has not been superseded or modified.  “Registration Statement”

without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “effective date” of such Registration Statement.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Registration Statement as of the time specified in Rule 430B of the Rules and Regulations.  “Statutory Prospectus” as of any particular time means the prospectus that is included in the Registration Statement immediately prior to that time, including all information contained in a form of prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C of the Rules and Regulations that in any case has not been superseded or modified.  For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and not retroactively.  “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act and the term “preliminary prospectus” means the Statutory Prospectus, as supplemented by the Preliminary Prospectus Supplement, dated May 2, 2011.

For purposes of this Agreement, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Rules and Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained or required to be retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations, “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto and “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.  All references to the terms “Registration Statement,” “Prospectus” and “preliminary prospectus” shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of this Agreement, all references to the Registration Statement, Prospectus or any preliminary prospectus or to any amendment or supplement to any of them shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

1.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter, that:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act Regulations (“Rule 405”)) and the Securities are eligible for registration by the Company on such automatic shelf registration statement.  The Registration Statement has become effective; no stop order

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suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)           (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the effective time of the Registration Statement relating to the Securities and (D) on the Closing Date, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) (A) on its date and (B) on the Closing Date, the Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, (iii) as of 2:45 p.m. New York City time on the date of this Agreement (the “Applicable Time”), neither the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the Statutory Prospectus identified in Schedule C attached hereto, considered together (collectively, the “Time of Sale Prospectus”), nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Time of Sale Prospectus, included any untrue statement of a material fact or omitted to state  any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (A) statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon or in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, (iv) (A) on its date and (B) on the Closing Date, the Prospectus does not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and (v) the documents incorporated by reference in the Prospectus, at the time they were, or hereafter, are filed with the Commission, complied and, at any time when a prospectus relating to the Securities is required (or would be required, but for the provisions of Rule 172 of the Rules and Regulations) to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(c)           The Company is a “well known seasoned issuer” (as defined in Rule 405) and is not an “ineligible issuer” pursuant to Rule 164 under the Securities Act Regulations, Rule 405 and Rule 433.

(d)           Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each Issuer Free Writing

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Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed will not, as of its issue date and through the Closing Date for such Preferred Shares, include any information that conflicts with the information contained in the Registration Statement and the Prospectus.  Except for the free writing prospectuses, if any, identified in Schedule C hereto, and electronic road shows, if any, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

(e)           PricewaterhouseCoopers, whose report is incorporated by reference in the Prospectus, is an independent certified public accountant with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the Rules and Regulations.  The financial statements of the Company and its combined subsidiaries (including the related notes and supporting schedules) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and conform in all material respects with the Rules and Regulations.

(f)            The Company has been duly organized or formed and is validly existing in good standing (including as an exempted company) under the laws of the jurisdiction of its organization or formation, with full power and authority to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as described in the Time of Sale Prospectus and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)           Montpelier Reinsurance Ltd. (“Montpelier Re”), Montpelier Underwriting Agencies Ltd. and Montpelier U.S. Insurance Company (the “Designated Subsidiaries”) have been duly organized or formed and are validly existing in good standing (including, in the case of Montpelier Re, as an exempted company) under the laws of the jurisdictions of their organization or formation, with full power and authority to own, lease and operate their properties and conduct their businesses as described in the Time of Sale Prospectus; and the Designated Subsidiaries are duly qualified to do business as described in the Time of Sale Prospectus and are in good standing in each jurisdiction in which the character of the business conducted by them or the location of the properties owned, leased or operated by them make such qualification necessary,

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except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to have a Material Adverse Effect.  Except for Montpelier Holdings (Barbados) SRL and Montpelier Agency Ltd., both of which are immaterial and are not “significant subsidiaries” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company.

(h)           The capitalization of the Company as of December 31, 2010 conforms in all material respects to the description thereof in the Time of Sale Prospectus.  All of the outstanding common shares of the Company and each Designated Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  Except as disclosed in the Time of Sale Prospectus, all of the outstanding common shares of each Designated Subsidiary of the Company are owned directly or indirectly by the Company free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party.

(i)            Except as described in or contemplated by the Time of Sale Prospectus and the Prospectus, since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus (i) there has not been any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) there has not been any material change in the long-term debt of the Company and its consolidated subsidiaries taken as a whole.

(j)            None of (i) the execution or delivery hereof by the Company, (ii) the consummation of the transactions contemplated hereby or (iii) compliance by the Company with all of the provisions of this Agreement, (A) will result in a breach or violation of, or constitute a default under, the memorandum of association, amended and restated bye-laws or other governing documents of the Company or any of the Designated Subsidiaries, (B) will result in a breach or violation of, or constitute a default under, any agreement, indenture or other instrument to which the Company or any of the Designated Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (C) will result in a violation of any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, the Designated Subsidiaries or any of their respective properties, or (D) will result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, or any Designated Subsidiary except (other than with respect to clause (A)), as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Except for permits, consents, approvals and similar authorizations required by the securities or “Blue Sky” or insurance securities laws of certain jurisdictions in connection with the offer and sale of the Preferred Shares, the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the offer and sale of the Preferred Shares and permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

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(k)           This Agreement has been duly authorized, executed and delivered by the Company.

(l)            The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Preferred Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(m)          None of the Company or any of its Designated Subsidiaries (i) is in violation of its memorandum of association or amended and restated bye-laws or articles of association or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) is in violation of any insurance law or insurance regulation to which it or its property is subject, except for any such violations that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)           On the date hereof and on the Closing Date, each of the Company and Montpelier Re is and will be solvent and able to pay its liabilities as they become due.

(o)           The authorised share capital of the Company conforms in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus.  Neither the filing of the Registration Statement nor the offering or sale of the Preferred Shares as contemplated by this Agreement gives rise to any rights, other than those that have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(p)           There are no contracts or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement, as the case may be, that have not been described in the Prospectus or filed as exhibits to the Registration Statement, as the case may be.

(q)           There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any of the Designated Subsidiaries is a party or to which any property of the Company or any of the Designated Subsidiaries is subject that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which is required to be disclosed in the Prospectus or the Registration Statement and is not so disclosed.

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(r)            Each of the Company and the Designated Subsidiaries has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has filed all reports, documents and other information required to be filed pursuant to the applicable laws of Bermuda and other relevant jurisdictions as is necessary to engage in the business currently conducted by it in the manner described in the Time of Sale Prospectus (each, an “Authorization”), except where the failure, individually or in the aggregate, to file such report, document or information would not have or reasonably be expected to have a Material Adverse Effect, (ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform such obligation, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect and (iii) no knowledge of any threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Authorization.  All such Authorizations are valid and in full force and effect and the Company and the Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.  The Company has not received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by any Designated Subsidiary to its parent.

(s)           The Company and each of its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and each of its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 under the rules and regulations promulgated under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.The preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)            The Company is not, and after giving effect to the offering and sale of the Preferred Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(u)           None of the Underwriters or any subsequent purchasers of the Preferred Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Preferred Shares.

(v)           There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends on the Preferred Shares by the Company.

(w)          None of the Company, any of its Designated Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)            The operations of the Company and its Designated Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency involving the Company or any of its Designated Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)           None of the Company, any of its Designated Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Designated Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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2.             Agreements to Sell and Purchase.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional Preferred Shares.

3.             Payment and Delivery.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of Americas, New York, NY 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the fifth (sixth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

4.             Conditions to the Underwriters’ Obligations.  The obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or results of operations of the Company and its combined subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Preferred Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

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(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company in which such officer shall state that, to the best of his knowledge after reasonable investigation:  (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (iii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or results of operations of the Company and its combined subsidiaries, taken as a whole, except as set forth in the Time of Sale Prospectus and the Prospectus or as described in such certificate.

(c)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter from Cravath, Swaine & Moore LLP, outside counsel for the Company, dated the Closing Date, covering the matters referred to in Exhibit A.

(d)           The Underwriters shall have received on the Closing Date an opinion letter of Appleby, special Bermuda counsel to the Company, dated the Closing Date, substantially in the form of Exhibit B.

(e)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated the Closing Date.

(f)            The Underwriters shall have received, on each of the date of this Agreement and on the Closing Date, letters dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)           Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

5.             Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriter as follows:

(a)           To furnish to the Underwriters, without charge, in New York City, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(d) below, as many copies of the

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Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to the Underwriters a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus which the Representative has not consented to in advance, which consent shall not be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 433(d) under the Securities Act any free writing prospectus required to be filed pursuant to such rule.

(d)           If, at any time when a prospectus relating to the Preferred Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will notify the Representative of such event, and (1) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (2) at its own expense, supply any supplemented Prospectus to the Underwriters in such quantities as the Representative may reasonably request.

(e)           To endeavor to qualify the Preferred Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Preferred Shares, in any jurisdiction where it is not now so subject.

(f)            To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(g)           Subject to Bermuda law, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be

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paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Preferred Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Preferred Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Preferred Shares under state securities laws and all expenses in connection with the qualification of the Preferred Shares for offer and sale under state securities laws as provided in Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Preferred Shares by the Financial Industry Regulatory Authority, Inc., (v) the cost of printing certificates representing the Preferred Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Preferred Shares, including, without limitation, expenses associated with the production of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half of the cost of any aircraft chartered in connection with the road show (the remainder to be for the account of the Underwriters) and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Preferred Shares by them and any advertising expenses connected with any offers they may make.

(i)            To afford the Underwriters and any affiliates of the Underwriters on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions pursuant to which the Underwriters of equity securities (including, without limitation, the availability of the chief financial officer to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).

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(j)            The Company is eligible to use free writing prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(k)           The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus and the Prospectus under “Use of Proceeds.”

(l)            The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(m)          During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Preferred Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) any Preferred Shares issued or options to purchase Preferred Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (D) any Preferred Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

6.             Covenants of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not made, and will not make any offer relating to the Preferred Shares that would constitute a free writing prospectus, without the prior consent of the Company.

(b)           Any free writing prospectus used or referred to by it will not be subject to broad unrestricted dissemination and will not be required to be filed with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any

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action taken or caused to be taken by the Underwriter, which is not consented to in advance by the Company.

(c)           Any free writing prospectus used or referred to by it, except any “issuer free writing prospectus” as defined in Rule 433, as to which the Underwriter makes no representation or warranty, complied in all material respects with the Securities Act.

7.             Indemnity and Contribution.

(a)           Subject to Bermuda law, the Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriters within the meaning of Rule 405, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (if used within the periods set forth in Section 5(d) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein.

(b)           The Underwriters agree to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such

14

proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriters and all persons, if any, who control the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriters within the meaning of Rule 405 under the Securities Act, and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of the Underwriters, such firm shall be designated in writing by the Underwriters.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 7(a), 7(b), 7(c) or 7(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Preferred Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the

15

Company on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Preferred Shares (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Preferred Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and the Underwriters, as applicable, agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or any affiliate of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company, and (iii) acceptance of and payment for any of the Preferred Shares.

8.             Termination.  The Representative may terminate this Agreement by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in the securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on

16

commercial banking activities shall have been declared by Federal or New York State or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Preferred Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

If this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

9.             Default by One or More Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then the Company shall have the right, within a further period of 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Company shall not have completed such arrangements within such further 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

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10.           Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.           Successors and Assigns.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Preferred Shares from the Underwriters shall be deemed a successor or assign solely by reason of such purchase.

12.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b)           The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file pursuant to Rule 433(d) under the Securities Act, the Prospectus, the Registration Statement or the offering of the Preferred Shares.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(c)           The Company hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph.  The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

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Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal and Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, attention of Michael Groll, Esq. and Richard Spitzer, Esq.; notices to the Company shall be directed to it at 94 Pitts Bay Road, Pembroke, Bermuda HM 08, attention of General Counsel, with a copy to Cravath, Swaine & Moore LLP, 825 8th Avenue, New York, New York 10019, attention of Craig F. Arcella, Esq.

16.           No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Preferred Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters on the other, exists; (ii) the Underwriters are not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the Purchase Price, and such relationship between the Company on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the sale of the Preferred Shares.

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MONTPELIER RE HOLDINGS LTD.

By:	/s/ Michael S. Paquette
	Name:	Michael S. Paquette
	Title:	Executive Vice President & Chief Financial Officer

Accepted as of the date hereof

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Representative of the Underwriters named in Schedule A

By:	/s/ Teresa A. Radzinski
Name: Teresa A. Radzinski
Title: Managing Director

SCHEDULE A

Underwriter	Number of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,570,000
Credit Suisse Securities (USA) LLC	600,000
BNY Mellon Capital Markets, LLC	300,000
Deutsche Bank Securities Inc.	300,000
HSBC Securities (USA) Inc.	300,000
ING Financial Markets LLC	300,000
Macquarie Capital (USA) Inc.	300,000
Barclays Capital Inc.	150,000
Janney Montgomery Scott LLC	90,000
Keefe, Bruyette & Woods, Inc.	90,000
Total	6,000,000

SCHEDULE B

6,000,000 Shares

8.875% Non-Cumulative Preferred Shares Series A (Liquidation Preference of $25.00 Per Share)

1.  The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $25.00.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.50, being an amount equal to the initial public offering price set forth above less $0.50 per share with respect to Securities reserved for sale to certain institutions, or $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share with respect to the remaining Securities.  The several Underwriters shall purchase 3,085,000 Securities for sale to certain institutions and 2,915,000 Securities for sale to other investors.

SCHEDULE C

Statutory Prospectus included in the Time of Sale Prospectus:

a.                                       Prospectus, dated June 11, 2009, included in the Registration Statement, as supplemented by the Preliminary Prospectus Supplement, dated May 2, 2011.

General Use Issuer Free Writing Prospectus included in the Time of Sale Prospectus:

a.                                       Final Term Sheet dated May 3, 2011, substantially in the form attached hereto.

$150,000,000

Montpelier Re Holdings Ltd.

8.875% Non-Cumulative Preferred Shares, Series A

Issuer:	Montpelier Re Holdings Ltd. (“MRH”)
Securities:	8.875% Non-Cumulative Preferred Shares, Series A
Format:	SEC Registered
Size:	$150,000,000; 6,000,000 shares; $25 liquidation preference per share
Overallotment Option:	None
Trade Date:	May 3, 2011
Settlement Date:	May 10, 2011 (T + 5)
Maturity Date:	Perpetual
Dividend:	8.875%
Divident Payments:	Non-Cumulative
Payment Dates:	Dividends, if declared, will be paid quarterly on January 15, April 15, July 15 and October 15, of each year, commencing on July 15, 2011
Day Count Convention:	30/360
Price to Public:	$25.00
Price to Issuer:	$24.36
Payment Business Days:	New York
Payment Convention:	Following; unadjusted
Optional Redemption:

The Securities are not redeemable prior to May 10, 2016 (the “Initial Call Date”), except in specified circumstances relating to certain tax or corporate events. On and after the Initial Call Date, the Securities will be redeemable at the issuer’s option, in whole or in part on any Payment Date, at a redemption price equal to the liquidation preference per Security, plus any declared and unpaid dividends

CUSIP; ISIN:	G62185114; BMG621851143
Sole Book-Running Manager:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Credit Suisse Securities (USA) LLC BNY Mellon Capital Markets, LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. ING Financial Markets LLC Macquarie Capital (USA) Inc. Barclays Capital Inc.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus for complete details. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplement may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll-free at 1-800-294-1322.

EXHIBIT A

FORM OF OPINION OF CRAVATH, SWAINE & MOORE LLP
TO BE DELIVERED PURSUANT
TO SECTION 4(C)

1.             Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 13 of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or Federal court located in the City of New York, New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 13 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 13 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company.

2.             To our knowledge, (i) there is no pending or threatened action, suit or proceeding before any court or governmental agency or authority or any arbitrator against the Company of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed as required, and (ii) there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

3.             To our knowledge, no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Preferred Shares by the Underwriters.

4.             The execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement (i) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement whether with or without the giving of notice or lapse of time or both, and (ii) will not, to our knowledge, violate any law, rule or regulation of the United States of America or the State of New York.  Our opinion in clause (i) of the preceding sentence does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).  We note that certain of the Specified Agreements are governed by laws other than New York law; our opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

5.             The statements made in the Specified Disclosure Package and the Prospectus under the caption “Material Tax Considerations”, insofar as they purport to describe the material tax consequences of an investment in the Preferred Shares, fairly summarize the matters therein described.

6.             The Registration Statement initially became effective under the Securities Act on June 11, 2009, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of Preferred Shares, upon filing of the Prospectus with the Commission the offering of the Preferred Shares as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

7.             Based solely on the certificate dated hereof, from an officer of the Company, attached as Annex B hereto, the Company is not, and after giving effect to the offering and sale of the Preferred Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph 5 of our opinion as counsel to the Company addressed to you dated the date hereof.  Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of a statistical, accounting or financial nature included therein.  Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that:  (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at 2:45 pm, New York City Time, on May 3, 2011 (the “Applicable Time”), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of a statistical, accounting or financial nature included therein.

SCHEDULE I TO CRAVATH, SWAINE & MOORE LLP OPINION

1.             Indenture, dated as of July 15, 2003, between the Montpelier Re Holdings Ltd., as Issuer, and The Bank of New York, as Trustee.

2.             First Supplemental Indenture to Senior Indenture, dated as of July 30, 2003, between the Montpelier Re Holdings Ltd., as Issuer, and The Bank of New York, as Trustee.

3.             Shareholders Agreement, dated as of December 12, 2001, among the Montpelier Re Holdings Ltd. and each of the persons listed on schedule 1 thereto, as amended by Amendment No. 1, dated December 24, 2001.

4.             Service Agreement among Michael S. Paquette and the Montpelier Re Holdings Ltd. dated March 11, 2008.

5.             Amendment to Service Agreement among Michael S. Paquette and the Montpelier Re Holdings Ltd. dated February 27, 2009.

6.             Letter Agreement, dated as of April 1, 2008, between KVO Capital Management, LLC and the Montpelier Re Holdings Ltd.

7.             Letter Agreement dated July 28, 2010, among KVO Capital Management, LLC and the Montpelier Re Holdings Ltd. Re: Termination of Consulting Agreement.

8.             Investment Management Agreement, dated as of April 1, 2008 between KVO Capital Management, LLC and Montpelier Reinsurance Ltd.

9.             Amendment to Investment Management Agreement, dated as of April 1, 2008 between KVO Capital Management, LLC and Montpelier Reinsurance Ltd.

10.           Third Amendment to Investment Management Agreement among KVO Capital Management, LLC and Montpelier Reinsurance Ltd., dated July 29, 2010.

11.           Letter Agreement dated July 28, 2010, among KVO Capital Management, LLC and Montpelier Reinsurance Ltd., Re: Investment in KVO Capital Offshore Fund Ltd.

12.           Second Amended and Restated Letter of Credit Reimbursement and Pledge Agreement, among the Montpelier Reinsurance Ltd., Montpelier Re Holdings Ltd., Bank of America, N.A. the lenders party thereto, dated as of August 4, 2005.

13.           First Amendment to the Second Amended and Restated Letter of Credit Reimbursement and Pledge Agreement, among Montpelier Reinsurance Ltd., Montpelier Re Holdings Ltd., Bank of America, N.A. as administrative agent and the lenders party thereto, dated June 9, 2006.

14.           Amended and Restated Letter of Credit Reimbursement and Pledge Agreement among Montpelier Reinsurance Ltd., Bank of America, N.A., as administrative agent, Banc of

America Securities LLC and HSBC Bank USA, National Association as syndication agent and the lenders party thereto, dated as of June 9, 2006.

15.           Standing Agreement for Letters of Credit between Montpelier Reinsurance Ltd. and the Bank of New York, dated October 7, 2005.

16.           Credit Agreement dated June 8, 2007 among Montpelier Reinsurance Ltd., Montpelier Re Holdings, Ltd., Bank of America, N.A., as administrative agent, Banc of America Securities LLC and HSBC Bank USA, National Association as joint lead arrangers and book managers and the lenders party thereto.

17.           First Amendment Agreement, dated November 27, 2007 among Montpelier Reinsurance, Montpelier Re Holdings, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent.

18.           Letter of Credit Reimbursement and Pledge Agreement dated June 8, 2007 among Montpelier Reinsurance Ltd/, the lenders party thereto, Bank of America, N.A., as administrative agent and Banc of America Securities LLC and HSBC Bank USA, National Association as joint lead arrangers and book managers.

19.           First Amendment Agreement to the Credit Agreement dated as of October 31, 2008, which became effective November 10, 2008, among Montpelier Reinsurance Ltd., Bank of America, N.A. as administrative agent and the lenders party thereto.

20.           Stock Purchase Agreement between GAINSCO, Inc., MGA Insurance Company, Inc. and Montpelier Re U.S. Holdings Ltd, dated August 13, 2007.

EXHIBIT B

FORM OF OPINION OF APPLEBY TO BE DELIVERED PURSUANT TO SECTION 4(D)

1.             Each of the Company and Montpelier Re is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  The Company and Montpelier Re each possess the capacity to sue and be sued in its own name and each is in good standing under the laws of Bermuda.  Each of the Company and Montpelier Re has full corporate power and authority and all permits, licenses and authorisations required by Bermuda law (which remain in full force and effect) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2.             The Company has all requisite corporate power and authority to (i) execute and file the Registration Statement with the SEC under the Securities Act, (ii) enter into, execute, deliver, and perform its obligations under the Underwriting Agreement, (iii) issue the Preferred Shares and (iv) take all action as may be necessary to complete the transactions contemplated thereby.

3.             The (i) execution and filing of the Registration Statement with the SEC under the Securities Act, and (ii) execution, delivery and performance by the Company of the Underwriting Agreement, and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

4.             The Underwriting Agreement has been duly authorised, executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.  The Registration Statement has been duly executed by or on behalf of the Company.

5.             Except as provided in this paragraph, no consent, approval, licence, order or authorisation of, filing with, or other act by or in respect of, any governmental or public authority or court of Bermuda is required to be obtained by the Company in connection with (i) the authorisation, execution or filing of the Registration Statement, (ii) the execution, delivery or performance by the Company of the Underwriting Agreement, and (iii) the issue of the Preferred Shares, or (iv) to ensure the legality, validity, and admissibility into evidence, of the Underwriting Agreement.

Pursuant to the requirements of Part III of the Companies Act 1981 the Company is required to file, and will file with the Registrar of Companies a copy of the Base Prospectus and Prospectus Supplement signed by or on behalf of all the directors of the Company prior to or as soon as reasonably practicable after publication of the Prospectus Supplement.

6.             The execution, delivery and performance by the Company of the Underwriting Agreement, and the transactions contemplated thereby does not and will not violate,

conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Company’s Constitutional Documents.

7.             The transactions contemplated by the Underwriting Agreement, are not subject to any currency deposit or reserve requirements in Bermuda.  The Company has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Underwriting Agreement, the Registration Statement, and the Prospectus.

8.             The choice of the laws of the State of New York as the proper law to govern the Underwriting Agreement is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement, as applicable, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

9.             The submission by the Company to the exclusive jurisdiction of any state court of New York, State of New York or any United States Federal court pursuant to the Underwriting Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of any such courts, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

10.           A final and conclusive judgment of a competent foreign court against the Company based upon the Underwriting Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of the State of New York or any United States Federal court) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(i)            the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)           the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

11.           Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Underwriting Agreement.

12.           The Company has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance, filing, registration or enforcement of the Underwriting Agreement, or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

13.           In order to ensure the legality, validity, enforceability or admissibility in evidence of the Prospectus, the Underwriting Agreement, it is not necessary that any document be filed, recorded or enrolled with any Bermuda regulatory authority or that any stamp duties, registration or similar tax or charge be paid in Bermuda.

14.           Under Bermuda law, the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Underwriting Agreement, to which it is a party or the transactions contemplated thereby.  It is not necessary under Bermuda law that the Underwriters be authorised, licensed, qualified or otherwise entitled to carry on business in Bermuda for its execution, delivery, performance or enforcement of the Underwriting Agreement.

15.           Based solely on the Resolutions, the consummation of the transactions contemplated by the Underwriting Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained in the Underwriting

Agreement) will not, subject to Section 39A(2A) of the Companies Act 1981, constitute unlawful financial assistance by the Company under Bermuda law.

16.           When issued pursuant to the Resolutions and the terms of the Prospectus and delivered against payment therefore in the circumstances referred to in the Prospectus, or summarised in the Registration Statement, the Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

17.           Based solely on the Company’s Register of Shareholders and Company’s Constitutional Documents, the authorised, issued and outstanding share capital of the Company is as set forth in the Prospectus in the section entitled “Description of Share Capital” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus, or subsequent issuances or transfers pursuant to any prospectus or prospectus supplement filed at the SEC, if any).  Based solely on the Company’s Register of Shareholders, and the Resolutions:  (a) all of the issued shares in the capital of each of the Company have been duly and validly authorised and issued and are fully paid and non-assessable; (b) the Preferred Shares were issued in violation of the pre-emptive or other similar rights of any member of the Company.  The authorised share capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

18.           The statements contained (A) in the Prospectus under the captions referred to in the Third Schedule hereto, and (B) in the 10K insofar as they purport to describe the provisions of the Company’s Constitutional Documents or the laws of Bermuda referred to therein, are accurate and correct in all material respects.

19.           The statements made in the Prospectus Supplement under the caption “Description of Preferred Shares”, insofar as they purport to constitute a summary of the terms of the Preferred Shares, fairly summarizes the matters therein described.

(A)          Incorporated from the Company’s Annual report on Form 10-K for the year ended December 31, 2010:

1.             Risk Factors - Risks Relating to Our Business

(i)            Our business could be adversely affected by Bermuda employment restrictions.

(ii)           Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.

(iii)          The cost of reinsurance security arrangements may material impact our margins.

(iv)          The regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our

2.             Risk Factors - Risks Related to Ownership of Our Ordinary Shares

(i)            Provisions of Endurance Holdings’ bye-laws may restrict the ability to transfer shares of Endurance Holdings.

(ii)           A shareholder may be required to sell its shares of Endurance Holdings.

(iii)          There are regulatory limitations on the ownership and transfer of our ordinary shares.

(iv)          U.S. persons who own our ordinary shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

(v)           Anti-takeover provisions in our bye-laws could impede an attempt to replace or remove our directors, which could diminish the value of our ordinary shares.

(vi)          It may be difficult to enforce service of process and enforcement of judgments against us and our officers and directors.

3.             Risks Related to Taxation - We may become subject to taxes in Bermuda after 28 March, 2016, which may have a material adverse effect on our financial condition.

4.             Regulatory Matters — Bermuda — Minimum Solvency Margin and Restrictions on Dividends and Distributions

5.             Material Tax Considerations - Certain Bermuda Tax Considerations

(B)          Included in the Prospectus Supplement and Base Prospectus:

1.             Risk Factors — Risk Factors Relating to the Series A Preferred Shares - There are provisions in our charter documents that may reduce or increase the voting rights of our shares that are entitled to vote.

2.             Description of the Series A Preferred Shares

3.             Certain Tax Considerations — Certain Bermuda Tax Considerations

4.             Description of Share Capital

5.             Material Tax Considerations - Certain Bermuda Tax Considerations

6.             Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters